Exhibit 23(i)9

                                      PALMER & DODGE LLP
                          ONE BEACON STREET, BOSTON, MA 02108-3190

TELEPHONE (617) 573-0100                                FACSIMILE (617) 227-4420


                                February 12, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

               Re:    First Investors Multi-State Insured Tax Free Fund
                      -------------------------------------------------

Gentlemen:

        We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                                   Very truly yours,

                                                   /s/Palmer & Dodge LLP
                                                   PALMER & DODGE LLP